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                                                                     Exhibit h.3

                       Master Agreement Among Underwriters

UBS Warburg LLC
299 Park Avenue
New York, New York 10171-0026


Ladies and Gentlemen:

We hereby agree that this Master Agreement Among Underwriters (this "Agreement") will apply to our participation in offerings of securities where you act as Manager or one of the Managers of the underwriting syndicate (including offerings subject to competitive bidding where you act as Representative of a group of bidders or purchasers). The issuer of the securities is referred to as the "Company", the seller of any such securities other than the Company is referred to as the "Seller" and such securities are referred to as the "Securities".

1.   Applicability

This Agreement as amended or supplemented by the Terms Communication (as defined below) will apply to any offering of Securities, pursuant to a registration statement filed under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Securities Act"), or exempt from such registration, where you have informed us that this Agreement applies. Any such offering in which we participate as an Underwriter is referred to as an "Offering".

You may, from time to time, invite us to participate in an Offering by sending a wire, telex, facsimile or other means of invitation relating to that Offering (an "Invitation"). As to any such Offering, you will promptly advise us of the following as applicable: the amount of Securities to be underwritten by us, the expected offering and closing dates, the offering price and the purchase price, the interest or dividend rate (or the method by which such rate is to be determined), the conversion price, the underwriting discount, the management fee, the concession and the reallowance. If the offering price is to be determined by a formula based upon the market price of certain securities ("Formula Pricing"), you will so indicate and specify the maximum underwriting discount, management fee and concession. You will also advise us if the Offering includes Delayed Delivery Contracts or if the Underwriting Agreement (as defined below) grants the Underwriters an option to purchase additional Securi-

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ties (the "Option Securities"). The foregoing information may be conveyed in the
Invitation or in a Terms Wire substantially in the forms of Exhibits A and B hereto, respectively (collectively, the "Terms Communication"). The Terms Communication may also supplement or amend the terms of this Agreement applicable to an Offering.

Receipt of our acceptance substantially in the form set forth in Exhibit A without receipt of our written revocation before the time specified in the Terms Communication constitutes our "Final Acceptance". By our Final Acceptance, we agree that this Agreement will be incorporated by reference in such Terms Communication as though set forth in its entirety and will govern our participation in such Offering.

2.   Underwriting Agreement and Master Underwriters' Questionnaire

For each Offering, the Company, any Seller and/or any guarantor of such Securities will enter into an underwriting or purchase agreement or similar agreement (the "Underwriting Agreement"), which will be sent to us, available for review in your office or in publicly available form with the Securities and Exchange Commission (the "Commission"). By our Final Acceptance, we authorize you to purchase on our behalf the amount of the Securities set forth in the Terms Communication (our "Initial Commitment") plus our share of any Option Securities less any amount of our Securities to be sold pursuant to Delayed Delivery Contracts under Section 7 below. The Securities we are obligated to purchase after any such adjustment are referred to as "Our Securities." If the Securities are debt obligations maturing serially, our allocation of the maturities will be proportionate to our underwriting obligation.

Our Final Acceptance will also constitute (i) our representation that our commitment with respect to the Offering will not violate any applicable capital requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act"), the National Association of Securities Dealers, Inc. ("NASD") or any securities exchange and
(ii) our confirmation that the information given or deemed given in response to the Master Underwriters' Questionnaire attached as Exhibit C is correct. We will notify you immediately whenever such information becomes inaccurate or incomplete during an Offering.

3.   Offering Documents

Registered Offerings. For an Offering of Securities registered under the Securities Act ("Registered Offering"), you will provide the file number(s) of the Registration Statement (as defined below) filed with the Commission or, to the extent made

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available by the Company, send us or make available for our review in your office a copy of such Registration Statement except for any exhibits and documents incorporated therein by reference. As soon as practicable after sufficient quantities of the final prospectus (excluding documents incorporated by reference therein) are made available to you by the Company to be used in connection with the Offering of the Securities, you will furnish to us sufficient copies thereof or arrange to have such copies furnished to us. We understand that we are not authorized to give any information or make any representation not contained in the Prospectus (including documents incorporated by reference therein), as amended or supplemented, in connection with the Offering.

Our Final Acceptance will constitute (i) our acknowledgment that we are familiar with such Registration Statement, as amended to the date of the Offering, including any exhibits or documents incorporated therein by reference (the "Registration Statement"), and with any preliminary prospectus, final prospectus, or prospectus supplement filed with the Commission (collectively, the "Prospectus") and the forms of Underwriting Agreement and indenture or other document describing the terms of the Securities filed as exhibits thereto or otherwise made available to us, (ii) our representation that the information relating to us in such Registration Statement and Prospectus is correct and not misleading, (iii) our consent to be named as an Underwriter therein, and (iv) our representation that we will furnish a Prospectus to each person to whom we sell Securities or to whom we furnished a previous Prospectus as required by applicable regulation or as requested by you. We will maintain accurate records of our distribution of the Registration Statement and the Prospectus.

Where specified in the Terms Communication, we will not without your consent sell any of the Securities to an account over which we have investment discretion.

Offerings Pursuant to Offering Circular. For other than a Registered Offering, you will provide or make available to us for our review in your office, to the extent made available by the Company, copies of any preliminary and final offering circulars or other offering materials and any amendments thereto (the "Offering Circular"). As soon as practicable after sufficient quantities of the final offering circular (excluding documents incorporated by reference therein) are made available to you by the Company to be used in connection with the Offering of the Securities, you will furnish to us sufficient copies thereof or arrange to have such copies furnished to us. We understand that we are not authorized to give any information or make any representation not contained in the Offering Circular (including documents incorporated by reference therein), as amended or supplemented, in connection with the Offering.

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Our Final Acceptance will also constitute (i) our acknowledgment that we are familiar with the Offering Circular, and the forms of Underwriting Agreement and indenture or other document describing the terms of the Securities made available to us (ii) our representation that the information relating to us in the Offering Circular is correct and not misleading, (iii) our consent to being named as an Underwriter therein, and (iv) our representation that we will furnish an Offering Circular to each person to whom we sell Securities or to whom we furnish a previous Offering Circular as required by any regulation or as requested by you. We will maintain accurate records of our distribution of the Offering Circular.

4.   Manager's Authority

We authorize you, acting as Manager, to (i) negotiate, execute and deliver the Underwriting Agreement, (ii) exercise all authority and discretion granted by the Underwriting Agreement and take all action you deem desirable in connection with this Agreement and the Underwriting Agreement including, but not limited to, waiving performance or satisfaction by the Company, any selling security holder or any other party to the Underwriting Agreement of its or their obligations or conditions included in the Underwriting Agreement or the Terms Communication (including this Agreement), if in your judgment such waiver will not have a material adverse effect upon the interests of the Underwriters and exercising any right of cancellation or termination, (iii) modify, vary or waive any provision in the Underwriting Agreement except the amount of Our Securities or the purchase price (except you may determine the price by Formula Pricing where applicable), (iv) determine the timing and the terms of the Offering (including varying the offering terms and the concessions and discounts to dealers), (v) exercise any option relating to the purchase of Option Securities, and (vi) take all action you deem desirable in connection with the Offering and the purchase, carrying, sale and distribution of the Securities. If there are other Managers with respect to an Offering, you may take any action hereunder alone on behalf of the Managers, and our representations, agreements and authorizations given herein shall also be for the benefit of such other Manager to whom you may grant any of your authority to act hereunder.

You may arrange for the purchase by others, who may include your or other Underwriters, of any Securities not taken up by an Underwriter in respect of its obligations hereunder who defaults under this Agreement and/or the Underwriting Agreement. We will assume our proportionate share of all defaulted obligations not assumed by others and any Securities so assumed shall be included in Our Securities. However, nothing in this paragraph will affect our liability or obligations in the event of a default by us or any other Underwriter(s).

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You may advertise the Offering as you determine and determine all matters relating to communications with dealers or others. We will not advertise the Offering without your consent, and we assume all expense and risk with respect to any advertising by us.

Notwithstanding any information you furnish as to jurisdictions where you believe the Securities may be sold, you have no obligation for qualification of the Securities for sale under the laws of any jurisdiction. You may file a New York Further State Notice. You have no liability to us except for your own lack of good faith in meeting obligations expressly assumed by you hereunder.

5.   Management Fee

We will pay and authorize you to charge our account with our share of the Management Fee set forth in the Terms Communication and calculated without deduction in respect of any Delayed Delivery Securities. Such compensation may be divided among the Managers as you decide.

6.   Offering

We will comply with any applicable requirement of the Securities Act, the Exchange Act and any other applicable Federal or state statute and the rules and regulations thereunder. We will make no sales of Securities until you release us to do so. Any Securities released to us for public offering will be promptly offered in conformity with the Prospectus or Offering Circular and we will not allow any discount except as permitted by this Agreement. If we offer Securities outside the United States, its territories or possessions, we will take all action necessary to comply with all applicable laws at our own expense and risk. You may reserve for sale, sell and deliver for our account any of Our Securities
(i) to customers, (ii) to dealers (including Underwriters) who are members of the NASD and agree to comply with the terms of Section 16 below and (iii) to foreign dealers or other institutions (including Underwriters) not eligible for NASD membership who agree to comply with the terms of Section 16 below. Sales of Securities to customers for the account of Underwriters will be as nearly as practicable in proportion to their respective Initial Commitments, and sales of Securities to dealers for the account of Underwriters will be as nearly as practicable in proportion to each Underwriter's pro rata share of Securities reserved for such sales. You will advise us of the amount of Our Securities which we will retain for direct sale. Any Securities reserved by you for sale for our account but not sold may be released by you to us for direct sale, in which event the amount of Securities so reserved shall be correspondingly reduced. We will obtain an

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agreement containing the representations in Section 16 below from dealers to whom we sell Securities.

In connection with any Offering of Securities that are registered under the Act and issued by a company that was not, immediately prior to the filing of the Registration Statement, subject to the requirements of Section 13(a) or 15(d) of the Exchange Act, we agree that unless otherwise advised by you and disclosed in the Prospectus we will not make sales to any account over which we exercise discretionary authority with respect to that sale (discretionary accounts). We will advise you on request of the unsold amount of Our Securities. You may at any time (i) reserve such Securities for sale by you for our account, (ii) purchase any such Securities to make deliveries for the Underwriters (at the public offering price or at such price less all or part of the concession) or
(iii) reserve such Securities for sale by the Company pursuant to Delayed Delivery Contracts. If the total of the unsold Securities does not exceed 15% of all Securities, you may sell the unsold Securities for the Underwriters as you determine.

If prior to the termination of this Agreement with respect to the offering of the Securities, you shall purchase or contract to purchase any of Our Securities sold or loaned directly by us, in your discretion you may (i) sell for our account the Securities so purchased and debit or credit our account for the loss or profit resulting from such sale, (ii) charge our account with an amount not in excess of the concession to dealers with respect thereto and credit such amount against the cost thereof or (iii) require us to purchase such Securities at a price equal to the total cost of such purchase, including commissions, accrued interest, amortization of original issue discount or dividends and transfer taxes on redelivery.

7.   Arrangements for Delayed Delivery

Arrangements for Delayed Delivery Securities will be made only through you directly, or through dealers (which may be Underwriters) to whom you may pay a commission. Our Initial Commitment will be reduced by the Delayed Delivery Securities attributed to us. Delayed Delivery Securities will be attributed in the same manner and proportions as provided in Section 6 above.

The fee payable to us will be credited to our account based on the amount by which our Initial Commitment is reduced in accordance with the above paragraph, less the commission paid on Delayed Delivery Securities that are sold through dealers and attributed to us. We will be treated as only a dealer and receive only the concession

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with respect to the Securities, if any, by which the aggregate of the Delayed
Delivery Securities attributable to us exceeds our Initial Commitment.

8.   Stabilization and Over-Allotment

During an Offering, and longer if necessary to cover any short position, you may buy and sell for either long or short account in the open market or otherwise
(i) the Securities, (ii) if the Securities are common stock or a security convertible into or exchangeable or exercisable for common stock (including any option on common stock), the common stock of the Company and any security convertible into or exchangeable or exercisable for common stock including any option on such common stock (referred to as "Equivalent Securities"), and (iii) any other securities that you may designate in the Terms Communication. In arranging for sales of Securities, you may also over-allot and cover such over-allotment on such terms as you deem advisable. At no time (except for over-allotments which may be covered by an over-allotment option and except as a result of a default by an Underwriter) shall our net commitment pursuant to this Section exceed 20% of our Initial Commitment. All transactions pursuant to this Section shall be made for the respective accounts of the Underwriters as nearly as practicable in proportion to their Initial Commitments. Any securities purchased by you for stabilizing purposes prior to our Final Acceptance will also be subject to this Section. On demand, we will (x) pay for any Securities purchased, deliver any Securities sold or over-allotted, or pay any losses or expenses incurred for our account pursuant to this Section and (y) advise you of the Securities retained by us and unsold and will sell to you for the account of one or more of the Underwriters such of our unsold Securities at such price, not less than the net price to selected dealers nor more than the public offering price, as you determine.

You will notify us promptly of any transaction which in your judgment may be a "stabilizing purchase" within the meaning of the applicable rules of the Commission and will also notify us of the date and time when any such stabilizing was terminated. If stabilization is effected we will provide you not later than the fifth full business day following the termination of stabilization, with such information and reports as are required in relation to such stabilization pursuant to the rules and regulations of the Commission under the Exchange Act.

9.   Open Market Transactions

Until notified by you to the contrary, we will not buy, sell, deal or trade in Securities, any Equivalent Securities, or any other securities designated in the Terms Communication. However, such restrictions will not apply to unsolicited brokerage orders

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received in the ordinary course of business. We may, with your prior consent, make purchases of the Securities from and sales to other Underwriters at the public offering price, less all or any part of the concession to dealers. We will also comply with the provisions of Regulation M under the Exchange Act if applicable to us.

10.   Payment, Delivery and Settlement

In payment for the Securities we are obligated to purchase, we will deliver a federal funds wire transfer to your order in accordance with your instructions as to time and place of delivery and amount of funds. As our agent you may pay the Company and any Seller the amount due against delivery of the Securities. Unless we promptly provide contrary instructions, transactions may be settled through The Depository Trust Company if we or our correspondent is a member. If you do not receive our payment as instructed, you may make payment for our account without relieving us of our obligations under this Agreement and, we will repay promptly on demand the amount advanced plus interest at current rates.

You may deliver to us from time to time against payment, for carrying purposes only, the unsold amount of Our Securities except that if the aggregate amount of reserved but unsold Securities upon termination in accordance with the second paragraph of Section 13 below does not exceed 10% of the total amount of Securities, you may in your discretion sell such Securities for the accounts of the Underwriters, at such prices and in such manner as you determine. On demand, we will redeliver against payment any Securities so delivered.

As soon as practicable after any Offering, the net credit or debit balance in our account shall be paid to or collected from us; provided, however, that you may reserve any amount for possible additional expenses chargeable to the Underwriters. No statement by you regarding a balance in our account or the establishment of any reserve shall constitute a representation as to the existence or nonexistence of amounts chargeable to us. Notwithstanding any distribution to us, we will remain liable for and pay on demand (i) any transfer taxes paid after settlement of our account, and (ii) our proportionate share based on our Initial Commitment of all expenses and liability incurred for the Underwriters, including any liability based on the claim that the Underwriters constitute an association, unincorporated business, partnership or any separate entity. You may at any time make partial distribution of credit balances or require partial payment of debit balances.

11.   Authority to Borrow

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In carrying out this Agreement, you may arrange loans from yourself or others for our account. In connection with any such loan, you may hold or pledge the Securities or any other securities and execute and deliver any notes, agreements or other instruments you deem appropriate. Any lender is authorized to accept your instructions as Manager in all matters relating to such loans. Any Securities or such other securities held by you for our account may be delivered to us for carrying purposes, and if so delivered will be redelivered to you upon demand.

12.   Expenses

All expenses incurred by you in connection with an Offering and with this Agreement are to be charged to the Underwriters' accounts in proportion to their respective Initial Commitments except that any transfer taxes on sales made by you to dealers are to be charged to the Underwriter for whose account such sales were made. Any of our funds may be held with your general funds without interest. Your determination, apportionment and distribution of profits, losses and expenses will be final and conclusive.

13.   Termination

This Agreement may be terminated by either party on five business days' prior written notice except that our notice is not effective as to any Offering where such notice is received by you after our Final Acceptance. Further, the third paragraph of Section 10 and Sections 12, 14, 15, and 17 and your representations hereunder will in all circumstances survive as to all Offerings.

Except as otherwise provided in the foregoing paragraph, with respect to any Offering this Agreement will terminate at the close of business on the thirtieth day after the Securities are released for public sale, unless you either terminate this Agreement earlier or extend it for up to thirty additional days.

This Agreement will continue in full force and effect regardless of (i) any termination of any Underwriting Agreement, (ii) any investigation relating to any Securities or any Offering and (iii) the delivery of and payment for any Securities. No termination pursuant to this Section will affect your authority or our obligations under Sections 8 and 10. No termination will relieve any defaulting Underwriter.

14.   Underwriters' Status

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Nothing herein is to constitute any of the Underwriters a partnership, association, unincorporated business or other separate entity or is to render you or us liable (except as provided herein or in the Underwriting Agreement) for any obligation of any other Underwriters; and the obligations and liabilities of each of the Underwriters are several and not joint. In no event will the Underwriters elect to be treated as a partnership for Federal income tax purposes, and will not take any position inconsistent with this sentence. If for Federal income tax purposes the Underwriters should be deemed to constitute a partnership, then each Underwriter elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code and authorizes UBS Warburg LLC, in its discretion, on behalf of such Underwriter, to execute such evidence of such election as may be required by the Internal Revenue Services.

15.   Default by Underwriters

Default by one or more Underwriters hereunder or under the Underwriting Agreement will not release the other Underwriters from their respective obligations or affect the liability of any defaulting Underwriters to the other Underwriters for damages resulting from such default.

16.   Indemnity and Contribution

We will indemnify, hold harmless and reimburse you and each other Underwriter (and your respective controlling persons within the meaning of the Securities Act or the Exchange Act) and the successors and assigns of all of the foregoing persons to the extent and on the terms that each Underwriter agrees to indemnify any person in the Underwriting Agreement.

If any inquiry or investigation is initiated or if any claim is asserted against you as Manager or otherwise involves the Underwriters generally, or relates to any Prospectus, Registration Statement, Offering Circular, the offering of the Securities, or any transaction contemplated by this Agreement or any Underwriting Agreement, you may make such investigation, retain such counsel and take any other action you deem desirable, including settlement of any claim if recommended by counsel retained by you. Upon your request, we will pay our proportionate share of all expenses incurred by you or with your consent (including, but not limited to, fees and disbursements of counsel) in investigating and defending against such inquiry, investigation, claim or otherwise, and, as contributions, our proportionate share of any related liability incurred whether such liability results from a judgment, settlement or otherwise. A claim against or liability incurred by a person who controls an Underwriter within the

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meaning of the Securities Act or Exchange Act shall be deemed incurred by such
Underwriter. You may consent to being named as the representative of a defendant class of Underwriters. If any Underwriter or Underwriters default in their obligation to make any payments under Section 15, each nondefaulting Underwriter shall be obligated to pay its proportionate share of all defaulted payments, based upon such Underwriter's underwriting obligation as related to the underwriting obligations of all nondefaulting Underwriters, without relieving the defaulting Underwriter or Underwriters of liability therefor. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

17.   NASD

We understand that you are a member in good standing of the NASD. We represent that (i) we are a member in good standing of the NASD and will comply with all applicable rules of the NASD, including the NASD's Interpretation with respect to Free Riding and Withholding and Rule 2740 of the Conduct Rules, or (ii) we are a foreign bank, broker, dealer or other institutions not eligible for such membership and will not make sales within the United States, its territories or possessions or to persons who are citizens or residents thereof except through you (except that we may participate in group sales pursuant to Section 6 above) and that in making sales outside the United States, we will comply with the requirements of the NASD's Interpretation with respect to Free Riding and Withholding and comply as though a member with Rules 2420, 2730, 2740 and 2750 of the Conduct Rules of the NASD.

18.   Miscellaneous

This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of law provisions thereof. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and we and you consent to the jurisdiction of such courts and personal service with respect thereto. We and you waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. We agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and

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binding upon us and may be enforced in any other courts to the jurisdiction of which we are, or may be subject, by suit upon such judgment. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement. This Agreement may be supplemented or amended by you by written notice to us and, except for supplements or amendments set forth in a Terms Communication, any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to "Agreement" herein shall, as appropriate, be to this Agreement as so amended and supplemented. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

19.   Notices

Any notice hereunder is duly given if sent from you by registered mail, telegram or telex, to us as set forth below or if sent to you at UBS Warburg LLC, 299 Park Avenue, New York, New York 10171-0026, Attention: Corporate Syndicate Department.

Very truly yours,

__________________________________
(Name of Firm)

__________________________________
(Address of Firm)

__________________________________
(Name and Title of Signatory)


By:_______________________________


(Signature)


Facsimile No.:____________


Confirmed as of the date first above written.

UBS Warburg LLC

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By: ______________________________

Executive Director

By: ______________________________

Managing Director

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UBS Warburg LLC

FORM OF INVITATION TO BE USED WITH MASTER AGREEMENT AMONG UNDERWRITERS

(The following form of Invitation, adapted as appropriate for debt securities, convertible securities, stock or units, is designed for use in all offerings to which UBS Warburg LLC Master Agreement Among Underwriters (the "Master AAU") will apply. In certain cases, all or a part of the following form will be combined with the form of Terms Wire.)

(Date)

(Name and address of prospective Underwriter)

Attention:     Corporate Syndicate Department

               Invitation Wire

(Name of Issuer)

(Title of Securities) (principal amount or number shares)

(Name of Guarantor, if any)

Registration form or application filed with (name of regulatory authority)

Seller(s): (Insert if other than or in addition to Company)

The anticipated terms are as follows:

--------------------------------------------------------------------------------

Call Protection:                    (insert if applicable)
Sinking Fund:                       (insert if applicable) Starts in     and
                                    retires $     per annum through
Optional Redemption Schedule:       Redeemable at   %, beginning      declining
                                    (straight-line) to 100%, beginning
Over-allotment Option:              (insert amount, if applicable)
Ratings:                            (expected-confirmed)

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Listing:                        (insert if applicable) Application has been made
                                to list (insert name(s) of exchange(s))
Delayed Delivery:               (insert if applicable)
Name of Trustee:                (insert if applicable)
Name of Parent of Trustee:      (insert if applicable)
Name of Parent of Company: (insert if applicable)
Equivalent Securities and other securities subject to stabilization pursuant to Section 8 of Master
AAU and restricted pursuant to Section 9 of Master
AAU:
                                (insert if applicable)

Other terms of the Offering or the Securities: (insert if applicable)

[The issuer is not subject to the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934. We call your attention to the final paragraph of Section 3(a) of our Master Agreement Among Underwriters and advise you that, without our consent, Securities should not be sold to an account over which you have investment discretion.] (insert if applicable)

You are hereby invited to participate as one of the several Underwriters in the above-referenced Offering for (amount). Your participation as an Underwriter shall be subject to the provisions of the Master Agreement Among Underwriters between you and UBS Warburg LLC, as amended.

If you wish to accept this Invitation and thereby agree to its terms, the Corporate Syndicate Department of UBS Warburg LLC : must receive a telegram, telex or Graphic Scanning communication from you not later than _____________ M., New York City time, on ____________, ___, in substantially the following form:

"We accept the Invitation dated _____________, ____, to participate as an Underwriter in the Offering of Securities of (insert name of issuer). We confirm that we agree to be bound by the Master Agreement Among Underwriters as it relates to this Offering and that there are no exceptions to your Master Underwriters' Questionnaire (or state exceptions)."

(Signature of firm)

UBS Warburg LLC

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[Name of Co-Manager(s), if any]

By: UBS Warburg LLC

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UBS Warburg LLC

FORM OF TERMS WIRE TO BE USED WITH UBS WARBURG LLC MASTER AGREEMENT AMONG UNDERWRITERS

(The following form, adapted as appropriate for debt securities, convertible securities, stock or units, will be used in connection with offerings to which the UBS Warburg LLC Master Agreement Among Underwriters will apply. In certain cases all or part of the following form will be combined with the form of Invitation.)

(Date)

(Name and address of prospective Underwriter)

Attention:        Corporate Syndicate Department
                  Terms Wire

(Name of Issuer)

(Title of Securities) (principal amount or number of shares)

(Name of Guarantor, if any)

Your underwriting commitment shall be ____________________

Coupon [dividend rate]                (insert if applicable)
Initial offering price[s] (1)         (or specify formula pricing is being used)
Yield to Maturity:
Conversion price and other terms:     (insert if applicable)
Expected Offering Date:
Expected Closing Date:
Delivery of Securities:
Type of Funds:
Gross spread:                         (unless formula pricing is being used)
Management fee:                       (or maximum amount thereof)
Underwriting:                         (unless formula pricing is being used)
Selling concession:                   (unless formula pricing is being used)
Reallowance:                          (unless formula pricing is being used)
Other terms of the Offering or the
Securities:                           (insert if applicable)

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NOTE: Plus accrued interest/dividends from (insert date for fixed income securities).

Unless a telex from you revoking your previous Acceptance of our Invitation with respect to this offering is received by the UBS Warburg LLC Corporate Syndicate Department, prior to New York City time on ___________, your Acceptance will become final and our Master Agreement Among Underwriters will become effective as to you with respect to this Offering.

UBS Warburg LLC

[Name of Co-Manager(s), if any]

By: UBS Warburg LLC

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UBS Warburg LLC

MASTER UNDERWRITERS' QUESTIONNAIRE

Unless otherwise defined herein, capitalized terms used herein shall have the meaning assigned thereto in the Master Agreement Among Underwriters between UBS Warburg LLC and us (such agreement as amended or supplemented from time to time being hereinafter referred to as the "Agreement"). Reference will be made to this Master Underwriters' Questionnaire in the Terms Communication described in
Section 1 of the Agreement received by us in connection with the offerings of securities in which UBS Warburg LLC is acting as manager of the several underwriters. Our acceptance of any Terms Communication should respond to this Master Underwriters' Questionnaire, and state that there are "no exceptions" or, if there are exceptions, provide details thereof. We authorize you to furnish such information and make such representations to appropriate authorities based on the information provided by us pursuant to this Questionnaire.

In connection with the Offering, we advise you and the Company that, except as indicated in our acceptance of the Terms Communication:

neither we nor any of our directors, officers or partners has, nor have we or they had within the last three years, a "material" relationship (as the term "material" is defined in Regulation C promulgated under the Securities Act) with the Company, its parent, if any, any Seller or Guarantor;

neither we nor any of our officers, directors or partners, separately or as a "group" (as that term is used in Section 13(d)(3) of the Exchange Act), owns of record or beneficially (determined in accordance with Rule 13d-3 under the Exchange Act) more than 5% of any class of voting securities of the Company, its parent or any Seller or Guarantor or is affiliated (as that term is defined in the Rules and Regulations under the Exchange Act) with any person who owns of record or beneficially more than 5% of any such class of securities or has knowledge that more than 5% of any such class is or is to be held subject to any voting trust or similar arrangement;

other than as may be stated in the Agreement, the Terms Communication or the Underwriting Agreement relating to the proposed offering or the UBS Warburg LLC Master Dealer Agreement, we do not know of, or have any reason to believe that there are, any arrangements (i) for any discounts or commissions to be allowed or paid to underwriters or any other items that would be deemed by the NASD to constitute underwriting compensation for purposes of Rule 2710 of the NASD's

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Conduct Rules; (ii) for any discounts or commissions to be allowed or paid to dealers or any cash, securities, contracts or other consideration to be received by any dealer in connection with the sale of the Securities; (iii) for limiting or restricting the sale of any securities of the Company or the Guarantor for the period of distribution; (iv) for stabilizing the market for any securities of the Company or the Guarantor; or (v) for withholding commissions or otherwise holding each underwriter or dealer responsible for the distribution of his participation;

neither we nor any of our directors, officers, partners or "persons associated with" us (as defined in the By-laws of the NASD) within the last 12 months have purchased (or intends within six months after the commencement of the offering of the Securities to purchase) in private transactions any securities of the Company or the Guarantor or any parent or subsidiary thereof or have had any dealings with the Company or the Guarantor or any parent or controlling stockholder thereof (other than relating to the proposed Underwriting Agreement), as to which documents or information are required to be filed with the NASD pursuant to its Conduct Rules;

no report or memorandum has been prepared by or for us for external use in connection with the Offering, and if the Registration Statement is on Form S-1, no engineering, management or similar report or memorandum relating to broad aspects of the business, operations or products of the Company, the Guarantor or any parent thereof has been prepared for or by you within the past twelve months (except for reports solely comprised of recommendations to buy, sell or hold the securities of the Company, the Guarantor or any parent thereof, unless such recommendations have changed within the last six months)/1/

if the Securities are to be issued under an Indenture qualified under the Trust Indenture Act of 1939:

we (if a corporation) do not have outstanding nor have we assumed or guaranteed any securities issued otherwise than in our present corporate name and neither the Trustee nor its parent is a holder of any of our securities;

neither we nor any of our directors, officers or partners is an "affiliate," as defined in Rule 0-2 under the Trust Indenture Act of 1939, of the Trustee or its parent, and neither the Trustee nor its parent, nor any of their directors or executive officers is a director, officer, partner, employee, appointee or representative of us as those terms are defined in said Act or in the relevant instructions to the Trustee's Statement of Eligibility and Qualification on Form T-1; and

____________

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/1/  In the event of an exception to the type of materials referred to, three complies of each item of such material, together with a statement describing the actual or proposed use, the distribution thereof, and identifying the classes of recipients, the number of copies of such materials distributed to each such class and the period of distribution must be sent to UBS Warburg LLC, 299 Park Avenue, New York, New York 10171-0026, Attention: Corporate Syndicate Department.

neither we nor any of our directors, executive officers, partners or parents, separately or as a group, owns beneficially 1% or more of any class of voting securities of the Trustee or its parent; and

if the issuer is a public utility, we are not a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" or of a "public utility company," each as defined in the Public Utility Holding Company Act of 1935.

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